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                                                                     EXHIBIT 3.7

                           ARTICLES OF INCORPORATION
                                      OF
                             TALTON CAROLINA, INC.



     For the purpose of forming a corporation under the Alabama Business Corporation Act and any act amendatory thereof, supplementary thereto or substituted therefor (hereinafter referred to as the "Act"), the undersigned do hereby sign and adopt these Articles of Incorporation and, upon the filing for record of these Articles of Incorporation in the Office of the Judge of Probate of the county in which the initial registered office is established under
Article V hereof, the existence of a corporation (hereinafter referred to as the "Corporation"), under the name set forth in Article I hereof, shall commence.

                                  ARTICLE I.

                                     NAME
                                     ----

     1.1  The name of the Corporation shall be TALTON CAROLINA, INC.

                                  ARTICLE II.

                              PERIOD OF DURATION
                              ------------------

     2.1  The duration of the Corporation shall be perpetual.

                                 ARTICLE III.

                         PURPOSES, OBJECTS AND POWERS
                         ----------------------------

     3.1  The purposes and objects and powers of the Corporation are:

     (a) To engage in any lawful business, act or activity for which a corporation may be organized under the Act, it being the purpose and intent of this Article III to invest the Corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the Act.

     (b) To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection therewith all powers given to corporations by the laws of the State of Alabama.

     (c) Without limiting the scope and generality of the foregoing, the Corporation shall have the following specific purposes, objects and powers:

                                       1

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          (1)  To engage in the business of owning, operating, selling, leasing, and otherwise engaging in the business of telephone and communications systems of all types, including coin telephone systems.

          (2) To have and to exercise any and all of the powers specifically granted in the business corporation laws of the State of Alabama, none of which shall be deemed to be inconsistent with the nature, character or object of the Corporation and none of which are denied to it by these Articles of Incorporation.

          (3) To build, manufacture or otherwise process or produce; to acquire, own, manage, operate, improve or deal with; to sell, lease, mortgage, pledge, distribute or otherwise deal in and dispose of, property of every kind and wheresoever situated.

          (4) To purchase, lease or otherwise acquire any interest in the properties and rights of any person, firm, corporation or governmental unit; to pay for the same in cash, in shares of stock, bonds, or other securities, evidences of indebtedness or property of this Corporation or of any other person, firm, corporation or governmental unit.

          (5) To be a promoter or incorporator, to subscribe for, purchase, deal in and dispose of, any stock, bond, obligation or other security, of any person, firm, corporation, or governmental unit, and while the owner and holder thereof, to exercise all rights of possession and ownership.

          (6) To purchase or otherwise acquire (including without limitation, to purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor) to the fullest extent permitted by the Act, and to sell, pledge or otherwise deal in or dispose of shares of its own stock, bonds obligations or other securities.

          (7) To borrow money from any person, firm, corporation, or governmental unit and to secure any debt by mortgage or pledge of any property of the Corporation; to make contracts, guarantees, and indemnity agreements and incur liabilities and issue its notes if not inconsistent with the provisions of the Constitution of Alabama as the same may be amended from time to time.

          (8) To lend money, or aid or extend credit to or use its credit to assist, any person, firm, corporation, or governmental unit, including, without limitation, its employees and directors and those of any subsidiary, in accordance with the Act.

                                       2

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          (9)  To guarantee any indebtedness and other obligations of, and to lend its aid and credit to, any person, firm, corporation, or governmental unit, and to secure the same by mortgage or pledge of, or security interest in, any property of the Corporation.

          (10) To consolidate, merge or otherwise reorganize in any manner permitted by law; to engage in one or more partnerships and joint ventures as general or limited partner.

          (11) To carry on its business anywhere in the United States and in foreign countries.

          (12) To elect or appoint officers and agents and define their duties and fix their compensation; to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, and other incentive or deferred compensation plans for any or all of its directors, officers and employees.

          (13) To make donations for the public welfare or for charitable, scientific, or educational purposes; to transact any lawful business which the Board of Directors shall find to be in aid of governmental policy.

     3.2 All words, phrases and provisions appearing in this Article III are used in their broadest senses, are not limited by reference to or interference from any other words, phrases or provisions and shall be so construed.

                                  ARTICLE IV.

                                 CAPITAL STOCK
                                 -------------

     4.1 The aggregate number of shares of capital stock which the Corporation shall have the authority to issue shall be 5,000 shares of common stock of the par value of $1.00 per share.

     4.2 The number of shares of capital stock which the Corporation shall initially issue shall be 1,000 shares of common stock of the par value of $1.00 per share.

     4.3 Each holder of the shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors. There shall be the class of common stock, and each share of common stock shall have the same relative rights and be identical in all respects with the other shares of common stock.

                                       3

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                                  ARTICLE V.

                    REGISTERED OFFICE AND REGISTERED AGENT;
                    ---------------------------------------
                               PRINCIPAL OFFICE
                               ----------------

     5.1 The location and mailing address of the initial registered office of the Corporation shall be 1208 SELMA AVENUE, SELMA, ALABAMA, 36701.

     5.2 The initial registered agent at such address shall be JULIUS E. TALTON, JR.

     5.3 The principal office of the Corporation in the State of Alabama shall be 1208 SELMA AVENUE, SELMA, ALABAMA, 36701.

                                  ARTICLE VI.

                              BOARD OF DIRECTORS
                              ------------------

     6.1 The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors of the Corporation shall be fixed from time to time by the bylaws, or in the absence of the bylaws fixing the number of directors, the number of directors shall be ONE (1). The number of directors may be increased or decreased from time to time by amendment to the bylaws, to the full extent permitted under the laws of the State of Alabama, provided that the Board of Directors shall consist of not less than one natural person, and that no decrease shall have the effect of shortening the term of any incumbent director.

     6.2 The number of directors constituting the initial Board of Directors shall be ONE (1).

     6.3 The name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successors be elected and qualify is:

     DIRECTOR                                     ADDRESS
     --------                                     -------

Julius E. Talton, Jr.                             710 Dallas Avenue
                                                  SELMA, ALABAMA 36701


                                 ARTICLE VII.

                                 INCORPORATORS
                                 -------------

     7.1  The name and address of the incorporator is:

     DIRECTOR                                     ADDRESS
     --------                                     -------

Julius E. Talton, Jr.                             710 Dallas Avenue
                                                  SELMA, ALABAMA 36701

                                       4

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                                 ARTICLE VIII.

                                    BYLAWS
                                    ------

     8.1 The initial bylaws of the Corporation shall be adopted by the shareholders. The Board of Directors shall have the power and authority to amend, repeal or alter the bylaws, in whole or in part, or adopt new bylaws; provided, however, that the Board of Directors may not amend, repeal or alter any bylaw establishing what constitutes a quorum at shareholders meetings. The bylaws may contain any provisions governing the affairs of the Corporation, and its directors and shareholders not inconsistent with the then existing laws of the State of Alabama or these Articles of Incorporation.

                                  ARTICLE IX.

                                INDEMNIFICATION
                                ---------------

     9.1 The Corporation, acting through its Board of Directors, shall have the authority to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding, to the full extent authorized under Alabama law or any other relevant laws.

     9.2 The Corporation, acting through its Board of Directors, shall have the authority to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the laws of Alabama or any other relevant laws.

                                       5

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                                   ARTICLE X

                                  AMENDMENTS
                                  ----------

     10.1 The Corporation reserves the right from time to time to amend, alter or repeal each and every provision contained in these Articles of Incorporation, or to add one or more additional provisions, in the manner now or hereafter prescribed or permitted by the Alabama Business Corporation Act, and all rights conferred upon shareholders at any time are granted subject to this reservation.

    IN TESTIMONY WHEREOF, witness the hand of the undersigned incorporator on this the 26TH day of MAY, 1993.



                                                  /s/ JULIUS E. TALTON
                                            -----------------------------------
                                            Julius E. Talton, Jr.

                                       6

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                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                                      OF

                             COIN TELEPHONES, INC.

                   _________________________________________


     Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     1. The name of the corporation is: COIN TELEPHONES, INC., which name is to be changed to TALTON TELECOMMUNICATIONS OF CAROLINA, INC., by the amendment described herein.

     2. The following amendment of the Articles of Incorporation were adopted by the sole shareholder on July 1, 1994, to be effective on the 15th day of July, 1994, in the manner prescribed by the Alabama Business Corporation Act:

          "The name of the Corporation shall be TALTON TELECOMMUNICATIONS OF CAROLINA, INC.

     3. There is only one class of stock in the corporation consisting of 1,000 outstanding shares of common stock. The amendment was adopted by unanimous consent of the sole shareholder, holding 1,000 shares, consisting of all of the outstanding stock of the Corporation.

     DATED this 1ST day of JULY, 1994.

                              TALTON TELECOMMUNICATIONS OF CAROLINA, INC.
                              (Formerly Coin Telephones, Inc.)


                              By:     /s/ JULIUS E. TALTON
                                   -------------------------------------------
                                   Julius E. Talton, Sr.
                                   President



                              By:     /s/ JULIUS E. TALTON, JR.
                                   -------------------------------------------
                                   Julius E. Talton, Jr.
                                   Secretary

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

                                      OF

                             TALTON CAROLINA, INC.

                   _________________________________________


     Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     1. The name of the corporation is: TALTON CAROLINA, INC., which name is to be changed to COIN TELEPHONES, INC., by the amendment described herein.

     2. The following amendment of the Articles of Incorporation were adopted by the sole shareholder on the 1st day of July, 1993, in the manner prescribed by the Alabama Business Corporation Act:

         "The name of the Corporation shall be COIN TELEPHONES, INC.

     3. There is only one class of stock in the corporation consisting of 1,000 outstanding shares of common stock. The amendment was adopted by unanimous consent of the sole shareholder, holding 1,000 shares, consisting of all of the oustanding stock of the Corporation.

     DATED this 1ST day of JULY, 1993.

                                             COIN TELEPHONES, INC. (Formerly
                                             Talton Carolina, Inc.)


                                             By:   /s/ JULIUS E. TALTON
                                                ------------------------------
                                                Julius E. Talton, Sr.
                                                President



                                             By:   /s/ JULIUS E. TALTON, JR.
                                                ------------------------------
                                                Julius E. Talton, Jr.
                                                Secretary